EXHIBIT 10.22A-A

Bionuclear

SCHEDULE A
Products	R/S 2005 - Urine Sediment Workstation: FE-5 - Parasitology Workstation:	USD $________/ea USD $________/ea

Consumables	UriPrep Tubes: Parasep Tubes: Fecozyme Urizyme	USD $________/ea USD $________/ea USD $___/per vial USD $___/per vial

ELISA Tests

Electrophoresis